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               SECOND ADDENDUM TO AN AGREEMENT BETWEEN ASPO/LAMAZE
                     AND MEDICAL COMMUNICATIONS CORPORATION


         This Second Addendum is entered into between the American Society for Psychoprophylaxis in Obstetrics, Inc. ("ASPO/Lamaze") and Lifetime Institute for Family Education, Inc. ("Life"), a successor in interest to Medical Communications Corporation ("MCC").

         WHEREAS, ASPO/Lamaze and MCC, a predecessor to Life, entered into an October 18, 1989 Agreement between ASPO/Lamaze and Medical Communications Corporation (the "Agreement"), and such Agreement was amended by an August 2, 1990 Loan/Activity Agreement between ASPO/Lamaze and Life and by a December, 1992 Addendum to an Agreement between ASPO/Lamaze and Medical Communications Corporation; and

         WHEREAS, ASPO/Lamaze and Life intend to further amend the Agreement to cover the development of a TV Program as described herein;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree to further amend the Agreement to add additional Sections 32 and 33 which read as follows:

32. TV Program. Life shall develop an educational television program, or a series of such programs, concerning pregnancy, childbirth, baby care and related topics (the "TV Program"), and ASPO/Lamaze shall provide educational consultation and goodwill to Life for the development and marketing of such TV Program as described herein.

          a.   Sections 6, 8, 9, 12(a-h), 13(a-c), 14, 15, 17, 18, 19, 20(b&c)
               (as amended by the December, 1992 Addendum to an Agreement between ASPO/Lamaze and Medical Communications Corporation), and 24 hereinabove shall apply in the same manner to the TV Program as they are applied to the videos, recognizing that in the case of the TV Program the ASPO/Lamaze name, goodwill and use of copyright is licensed under the Section 9 for the general support of the Program (as opposed to for distribution through ASPO/Lamaze instructors) and that in the case of the TV Program the two percent (2%) royalty under Section 20(b), as amended, and the four percent (4%) educational consulting fee under Section 20(c), as amended, is to be based upon Gross Revenue received by or for the account of Life for advertising made in connection with such TV Programs.

          b. This Section 32 shall continue through December 31, 1997, as long as both parties materially perform their obligations hereunder. However, in the event of any expiration or termination of this
               Section 32, royalties and educational consulting fees under
               Section 20 shall still be owed by Life for any advertising fees received by or for the account of Life (even if after December 31, 1997) for advertising made in connection with TV Programs developed under this Section 32.


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          c.   As is the case with the videos, ASPO/Lamaze's approval of any advertiser's participation in the TV Program shall not constitute ASPO/Lamaze's endorsement of the product or service being advertised, and neither Life nor any advertiser may imply to the public that ASPO/Lamaze has endorsed such a product or service.

          d. For the term of this Section 32, Life shall have the exclusive right to produce and distribute TV programs of the nature covered by this Agreement in connection with ASPO/Lamaze. This exclusivity covers all TV programming where the ASPO/Lamaze name will be used in conjunction with ad sales, but does not impede ASPO/Lamaze's ability to be a participant in programming where ASPO/Lamaze is not central to marketing of the program. For the term of this Section 32, ASPO/Lamaze shall have the exclusive right to provide and distribute TV Programs of the nature covered by this Agreement in connection with Life.

          e. It is understood that each of the TV Programs will, unless otherwise dictated by ASPO/Lamaze:

               i) Bear ASPO/Lamaze identification in the form of head and end title credits; and

               ii)  include a special message from ASPO/Lamaze.

33. Fair Allocation. Where an advertiser has placed advertising in the TV Program and also in Lamaze Parents Magazine, a video/cassette under this Agreement, or any other publication or video through Life; Life shall make a fair and reasonable allocation of revenue received from such advertiser between the various advertising vehicles.

         IN WITNESS WHEREOF, the undersigned have executed this Second Addendum intending to be bound thereby effective April 16, 1993 forward.


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                                       AMERICAN SOCIETY FOR PSYCHOPROPHYLAXIS
                                         AND OBSTETRICS, INC.

Date:      April 22, 1993              By:    [illegible]
      ------------------------             ----------------------------------

                                           Title:  President
                                                  ---------------------------


                                       LIFETIME INSTITUTE FOR FAMILY
                                         EDUCATION, INC. (Successor in
                                         interest to Medical Communications
                                         Corporation)

Date:      April 16, 1993              By:  /s/  Judith A. Lothian
      ------------------------             ----------------------------------

                                           Title:   President
                                                  ---------------------------

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